UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2009 (October 20, 2009)
BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-52584	20-1132959
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)
33583 Woodward Avenue, Birmingham, Michigan 48009
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 723-7200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On October 20, 2009, Birmingham Bloomfield Bancshares, Inc. (the “Company”) announced the appointment of C. Timothy Trenary to the boards of the Company and its subsidiary bank, Bank of Birmingham. Mr. Trenary is currently the Senior Vice President and Chief Financial Officer of EMCON Technologies, a global automotive supplier. Prior to his current position, Mr. Trenary served as the Executive Vice President and Chief Financial Officer of Collins & Aikman Corporation, Southfield, Michigan. Mr. Trenary has a BA in accounting from Michigan State University, an MBA from the University of Detroit, and is a CPA. Mr. Trenary is a resident of Bloomfield Hills, Michigan. Mr. Trenary will serve on the Company’s audit committee.
ITEM 8.01 OTHER EVENTS.
     Birmingham Bloomfield Bancshares, Inc. mailed the accompanying correspondence to its customers and shareholders announcing its plans to combine its Bloomfield branch into its Birmingham, Michigan main office. The Company’s letter to customers and shareholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit Number

99.1	Letter to Customers and Shareholders issued by Birmingham Bloomfield Bancshares, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BIRMINGHAM BLOOMFIELD BANCSHARES, INC.

Dated: October 22, 2009	By:	/s/ Robert E. Farr
Robert E. Farr
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter to Customers and Shareholders issued by Birmingham Bloomfield Bancshares, Inc.